EXHIBIT 23.1

ALOBA, AWOMOLO & PARTNERS

(Chartered Accountants)

Floor 4, Providence Court, Ajibade Bus Stop, Beside CocaCola Ibadan, Oyo State, Nigeria

Tel: 08055439586, 08034725835

Email: audits@alobaawomolo.org; alobaawomolopartners@gmail.com; website: www.alobaawomolo.org

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Pine Tree Acquisition Corp.

We consent to the inclusion in the Registration Statement on Form S-1, including any amendments thereto, of our reports dated December 16, 2025 and March 13, 2026, relating to the consolidated balance sheets of Pine Tree Acquisition Corp. as of December 31, 2024 and December 31, 2025, respectively, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the periods then ended, and the related notes.

We also consent to the reference to our firm under the caption “Experts.”

Aloba, Awomolo & Partners - PCAOB ID# 7275

/s/ Aloba, Awomolo & Partners

Ibadan, Nigeria

March 30, 2026